                                                                    EXHIBIT 10.3

                               PMT HOLDINGS, INC.
                      3746 MT. DIABLO BOULEVARD, SUITE 110
                          LAFAYETTE, CALIFORNIA  94549

                                                 December 16, 1997

Mr. Gary I. Goldfein
229 N. Cliffwood Ave.
Los Angeles, CA 90049

                              Employment Agreement
                              --------------------

Dear Gary:

          This letter sets forth the terms of your employment with PMT Holdings, Inc. ("Holdings"), Interstate Consolidation, Inc. ("ICI"), and Interstate
       --------                                     ---
Consolidation Service, Inc. ("ICSI").  ICI and ICSI (together, "Interstate") are
                              ----
wholly owned subsidiaries of Holdings. Holdings, ICI and ICSI are each herein referred to as a "Company" and collectively as the "Companies".
                  -------                           ---------

         Section 1.  Duties.  On the terms and subject to the conditions
                     ------
contained in this Agreement, you will be employed as the Executive Vice President of Holdings and as the President and Chief Executive Officer of each of ICI and ICSI, and will have complete authority and responsibility for ICI's and ICSI's international and domestic consolidation, drayage and related intermodal marketing operations (including the operations of ABL-TRANS), reporting to and subject to the supervision and direction of the Board of Directors and the Chairman of the Board of each Company (provided, however, that
                                                         --------  -------
you will not be required to relocate your principal office to any location outside a 50 mile radius from your current principal office located at 5800 East Sheila Street, Los Angeles, California).

         Section 2.  Term.  Unless sooner terminated in accordance with the
                     ----
applicable provisions of this Agreement, your employment hereunder shall be for the period (the "Employment Period") commencing on the date hereof (the
                 -----------------
"Commencement Date") and ending on December 31, 2000.
 -----------------

         Section 3.  Time to be Devoted to Employment.  During the Employment
                     --------------------------------
Period, you will devote substantially all of your working energies, efforts, interest, abilities and time during normal business hours exclusively to the business and affairs of the Companies (except for reasonable time devoted to the procedures contemplated by Article III of the Purchase Agreement (as defined in Section 9(a) below) on your own behalf). You will not engage in any other business or activity which, in the reasonable judgment of the Board or the Chairman of each Company, as applicable, would conflict or interfere, in any material respect, with the performance of your duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

         Section 4.  Base Salary; Bonus; Benefits.
                     ----------------------------

         (a) During the Employment Period, you will be entitled to a minimum annual base salary (the "Base Salary") of $235,000, payable by Interstate in such installments (but not less often than bi-weekly) as is generally the policy of the Companies with respect to the payment of regular compensation to its executive officers. The Base Salary may be increased from time to time in the sole discretion of Holdings' Board. During the Employment Period, you will also be entitled to the benefits set forth in Part I on Schedule 4(a) attached
                                         ------    -------------
hereto, which include four weeks vacation per year and such other benefits as may from time to time be made available to other executive officers of the Companies generally, including, without limitation, (i) participation in such health, life and disability insurance programs and retirement or savings plans as the Companies may from time to time maintain in effect (provided, however,
                                                           --------  -------
that, during the period ending on the first anniversary of the date hereof (or April 1, 1999, in the case of group health plans), the Companies will not amend or modify, in any manner that would have a materially adverse effect on the benefits made available thereunder, any of the employee benefit plans and programs set forth in Part II on Schedule 4(a) attached hereto that are
                      -------    -------------
maintained by ICI and ICSI required to be maintained by Section 7.6 of the Purchase Agreement; provided further, however, that you may elect to not be
                    -------- -------  -------
covered by the Companies benefit plans by so notifying the Companies, and the Companies shall pay you an amount equal to the benefits cost savings realized by the Company, as reasonably determined by the Companies and you in consultation with the Companies' benefits consultants), (ii) participation in such stock option plans of Holdings as may be adopted from time to time for the executive officers of the Companies on terms determined by the Board of Holdings and (iii) during the Employment Period and for a period of six years thereafter, with respect to your position as a director or officer (as the case may be), directors' and officers' liability insurance. Part III of Schedule 4(a) attached hereto sets forth the benefits made available on the date hereof to the other executive officers of Holdings and its subsidiaries generally.

       (b) In addition to the Base Salary and benefits set forth in paragraph
(a) above, during the Employment Period you will be entitled to receive a bonus, if any, with respect to each full calendar year occurring during the Employment Period, commencing with the calendar year ending December 31, 1998, such bonus to be paid in a lump sum following the end of the calendar year with respect to which such bonus is payable (such payment to be made at the same time performance bonuses are paid to the other senior managers of Holdings and its subsidiaries). If your employment with the Companies is terminated for any reason other than without "cause" pursuant to Section 8(b), the Companies will not pay you a bonus with respect to the calendar year in which your employment is terminated or thereafter. If your employment with the Companies is terminated without "cause" pursuant to Section 6(b) below, you will be entitled to receive that portion of the bonus payable for the calendar year during which such termination occurs pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days, payable in accordance with first sentence of this Section 4(b). The bonus payable for each such calendar year shall be subject to and determined based on the achievement by Holdings and its subsidiaries of specified performance targets applicable to the other senior managers of Holdings and its subsidiaries, such bonus to range from $35,000 upon the achievement of the minimum specified targets to $90,000 upon the achievement of the maximum specified targets. The minimum specified target for the year ending December 31, 1998, is $9.0 million in Operating Income (as defined on
Schedule 4(b)) and the maximum specified target for the year ending December 31, 1998, is $9.9 million in Operating Income (as defined on Schedule 4(b)), subject in each case to the adjustment of such targets pursuant to Schedule 4(b).

         Section 5.  Reimbursement of Expenses.  During the Employment Period,
                     -------------------------
the Companies shall reimburse you in accordance with their policies for all reasonable and necessary traveling expenses and other disbursements incurred by you for or on behalf of the Companies in connection with the performance of your duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Companies.

         Section 6.  Termination.
                     -----------

         (a) Holdings may terminate your employment hereunder at any time for "cause" by giving you written notice of such termination, with reasonable specificity of the grounds therefor. For purposes of this Section 6, "cause" shall mean any of the following (whether occurring before or after the date hereof): (i) willful misconduct with respect to the business and affairs of the Companies or any of their respective subsidiaries, (ii) willful neglect of your duties or the failure to follow the lawful and reasonable directions of the Board or the Chairman of each Company, including, without limitation, the violation of any material written policy (or oral policy of which you are aware) of the Companies or any of their respective subsidiaries applicable to you, and, if such neglect or failure is capable of being cured, your failure to cure the same as soon as practicable, but in any event within 30 days of receipt of written notice thereof from Holdings, (iii) the material breach of any of the provisions of this Agreement, and, if such breach is capable of being cured, your failure to cure such breach as soon as practicable, but in any event within 30 days of receipt of written notice thereof from Holdings, (iv) the commission of a felony, (v) the commission of an act of fraud or financial dishonesty with respect to any of the Companies or their respective subsidiaries or affiliates or (vi) any conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 6(a) shall take effect immediately upon the giving of notice contemplated hereby (subject to any applicable cure period).

         (b) Holdings may terminate your employment hereunder at any time without "cause" by giving you written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of such notice (provided that you shall be afforded a reasonable period of time after such termination to remove your personal effects from the Companies' premises). Any material breach of Section 1 of this Agreement by any of the

Companies that remains uncured for more than 30 days after your delivery to the Companies of written notice of such breach shall be deemed to be a termination without "cause" for purposes of this Agreement. For purposes of the immediately preceding sentence, a substantial reduction of your duties, responsibilities and status set forth in Section 1 of this Agreement shall be deemed to be a "material breach" of such Section 1.

         (c) If, during the Employment Period, you are incapacitated or disabled by accident, sickness or otherwise so as to render you mentally or physically incapable of performing substantially all of the services required to be performed by you under this Agreement for an aggregate of 210 days in any period of 360 consecutive days (hereinafter, a "Disability"), the Companies may, at any time thereafter, at their option, terminate your employment under this Agreement immediately upon giving you written notice to that effect. In the event of your death, your employment will be deemed terminated as of the date of your death.

         Section 7.  Effect of Termination.
                     ---------------------

         (a) Upon the effective date of a termination of your employment under this Agreement for any reason other than a termination without cause pursuant to
Section 6(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Companies or any of their respective subsidiaries or affiliates arising out of this Agreement, except the right to receive the following as soon as reasonably practicable following the effective date of such termination (but in any event within the applicable time period (if any) mandated by applicable law):

             (i)    the unpaid portion of the Base Salary payable pursuant to
     Section 4, computed on a pro rata basis to the effective date of such
                              --- ----
     termination;

             (ii) reimbursement for any expenses for which you shall not have theretofore been reimbursed, as provided in Section 5; and

             (iii) the unpaid portion of any amounts earned by you prior to the effective date of such termination pursuant to any benefit program in which you participated during the Employment Period; provided, however, that you
                                                    --------  -------
     shall not be entitled to receive any benefits under any benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by a Company as of the end of such period.

         (b) Upon termination of your employment under this Agreement pursuant to Section 6(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Companies or any of their respective subsidiaries or affiliates arising out of this Agreement, except the right to receive the following, as soon as reasonably practicable following the effective date of such termination (but in any event within the applicable time period (if any) mandated by applicable law in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clauses (ii) and (iii) below in the case of amounts due thereunder):

               (i) the payments, if any, referred to in Section 7(a) above, to the extent not covered by clause (ii) of this Section 7(b);

               (ii) the right to continue to receive the Base Salary from the effective date of such termination until December 31, 2000, payable during such period in such manner as the Base Salary is payable pursuant to
     Section 4(a), reduced by 50% of any amounts you (or your beneficiaries or estate) receive or are entitled to receive as salary or other cash compensation from your subsequent employment or for services rendered by you for one or more other parties (other than such services that are rendered by you in the aggregate for less than 20 hours per calendar week and less than 260 hours per calendar quarter) during such period (other than such compensation earned by you from a business controlled by you), up to a maximum of 50% of all amounts due to you under this Section 7(b)(ii) (in order to carry out the intent of the immediately preceding sentence, you agree, for yourself and your beneficiaries or estate, to provide the Companies with such information as the Companies may reasonably request regarding your receipt of salary and other cash compensation from subsequent employment or for services rendered or to be rendered during or with respect to such period); and

               (iii)  the right to receive any bonus payable in accordance with
     Section 4(b) with respect to the fiscal year in which such termination occurs.

Notwithstanding anything contained in this Agreement to the contrary, your beneficiaries or estate will be entitled to continue to receive all payments specified in this Section 7(b) if you die after the date of a termination without "cause."

         Section 8.  Disclosure of Information.
                     -------------------------

         (a) From and after the date hereof, you shall not at any time use or disclose to any person or entity (other than any officer, director, employee, affiliate or representative of the Companies), except as required in connection with the performance of your duties under and in compliance with this Agreement and as required by law and judicial process, any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall you make use of any of the Confidential Information for your own purposes or for the benefit of any person or entity except the Companies or their respective subsidiaries.

         (b) For purposes of this Agreement, "Confidential Information" shall mean (i) the Intellectual Property Rights (as hereinafter defined) of the Companies and their respective subsidiaries and affiliates and (ii) all other information of a proprietary or confidential nature relating to the Companies or their respective subsidiaries and affiliates, or the business or assets of the Companies or their respective subsidiaries and affiliates, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than, with respect to both clauses (i) and (ii),
(x) information which is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof without action by you, or (y) information which you receive from a third party who does not have any independent obligation to any of the Companies or their respective subsidiaries or affiliates to keep such information confidential.

         (c) As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

         Section 9.  Noncompetition Covenant.
                     -----------------------

         (a) You acknowledge and recognize that during the Employment Period you will be privy to Confidential Information. You further acknowledge and recognize that the relationships with vendors, agents and customers of the Companies and their respective subsidiaries that you have developed prior to the date hereof and those that you will maintain or develop during the Employment Period with the use and assistance of the Companies and their respective subsidiaries, and their respective properties and assets, are of special and unique value to the Companies and their affiliates and that the Companies would find it extremely difficult to replace you. In addition, you acknowledge and agree that this Agreement is being executed and delivered in connection with, and as a mutual condition to the respective obligations of the parties at the closing on the date hereof under, the Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between each of the Companies, you and the other seller thereunder; provided, however, that the Companies agree that a
                             --------  -------
breach by you of this Section 9 shall in no event constitute a breach under the Purchase Agreement (it being acknowledged by you, however, that this proviso shall in no way limit or affect the separate and independent provisions of
Section 7.4 of the Purchase Agreement). As a material inducement to Holdings to enter into and perform its obligations under the Purchase Agreement, and in consideration of the payments and other benefits (including the further experience and expertise to be gained during your employment hereunder) to be received by you under the Purchase Agreement and this Agreement (including, without limitation, the severance compensation described in Section 7(b)(ii), if applicable), you shall not, without the prior written consent of the Companies, at any time during the Employment Period and the period beginning on the effective date of any termination of your employment with the Companies and their respective subsidiaries or affiliates and ending on the later of (i) the second anniversary thereof and (ii) the fifth anniversary of the Commencement Date, (a) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (b) assist others in engaging in any Competing Business in any manner described in clause (a) above, (c) induce other employees of the Companies or any of their respective subsidiaries or affiliates to terminate their employment with any of the Companies or any of their respective subsidiaries or affiliates or to engage in any Competing Business or in any manner described in clause (a) above or (d) induce any customer, vendor or agent or any other person or entity with which any of the Companies or their respective subsidiaries or affiliates has a business relationship to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to your ownership of publicly traded securities which represent not more than 5% of the ownership interests of the issuer.

         (b) You understand that the foregoing restrictions may limit your ability to earn a livelihood in a business similar to the business of any of the Companies or any subsidiary or affiliate thereof, but you nevertheless believe that you have received and will receive sufficient consideration and other benefits under the Purchase Agreement and as an employee of the Companies and under the terms of this Agreement to justify clearly such restrictions which, in any event (given your education, skills and ability), you do not believe would prevent you from earning a living.

         (c) As used herein, the term "Competing Business" shall mean any
                                       ------------------
business engaged in providing any of the following transportation services to third party customers:

               (i) intermodal marketing or transportation services in any city or county in any state or province located in the continental United States, Canada or Mexico;

               (ii) less-then-truckload common carrier services in any city or county in any state or province located in the continental United States, Canada or Mexico;

               (iii) intra-state trucking of truckload or less-than-truckload freight in any city or county located in the state of California;

               (iv) drayage, consolidation, deconsolidation or distribution services in any city or county in any state or province located in the continental United States, Canada or Mexico where any of the Companies conducts business or provides any drayage, consolidation, deconsolidation or distribution services at the time of, or where there are fixed plans for any of the Companies to conduct business or provide any drayage, consolidation, deconsolidation or distribution services at any time within 12 months after, the termination of your employment with the Companies; or

               (v) contract warehousing, freight handling or logistics services in any city or county in any state or province located in the continental United States, Canada or Mexico where any of the Companies conducts business or provides such services at the time of, or where there are fixed plans for any of the Companies to conduct business or provide such services at any time within 12 months after, the termination of your employment with the Companies.

Anything contained in the immediately preceding sentence to the contrary notwithstanding,

                          (A) any entity which has separate divisions or business units, one or more of which are engaged in a business described in the immediately preceding sentence, will not be deemed to be a Competing Business with respect to those separate divisions or business units of such entity that are not engaged in a business described in the immediately preceding sentence so long as your association with any such separate division or business unit (fully taking into account your functions and the nature of your work at such division or business unit) does not (1) involve existing customers of any of the Companies at the time of the termination of your employment with the Companies or former customers of any of the Companies at any time during the 12 months preceding such termination or
     (2) relate in any material respect to such portion of such business which would be a Competing Business hereunder;

                          (B) the provision of consulting services to a direct shipper who is not a customer of any of the Companies at the time of the termination of your employment with the Companies, or a former customer of any of the Companies at any time during the 12 months preceding such termination, shall not be deemed to be "engaging in a Competing Business" for purposes of this SECTION 9; and
                          ---------

                          (C) the provision of any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services in any location described in clause (iv) or (v) of the immediately preceding sentence shall only be deemed to be a "Competing Business" if (1) you were the President or Chief Executive Officer of any Company (or any of its separate divisions or business units), that was engaged in providing any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services at the time of (or at any time within the 12 months prior to) the termination of your employment with the Companies or where such Company (or such division or business unit) had fixed plans at the time of such termination to provide any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services at any time within 12 months after such termination, or (2) any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services are being provided to any Person who was a customer of the Company at the time of the termination of your employment with the Companies or at any time during the 12 months prior to such termination.

         Section 10.  Inventions Assignment.  During the Employment Period, you
                      ---------------------
shall promptly disclose, grant and assign to the Companies for their sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Companies or any of their respective subsidiaries or affiliates (collectively, the "Inventions") which you may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection therewith (a) you shall, at the expense of the Companies (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the employ of any of the Companies or receiving severance payments from the Companies pursuant to Section 7(b)(ii)), promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Companies to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Companies and to enable them to obtain and maintain the entire right and title thereto throughout the world; and (b) you shall render to the Companies, at their expense (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the employ of any of the Companies or receiving severance payments from the Companies pursuant to Section 7(b)(ii)), such reasonable assistance as they may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which any of the Companies may be involved relating to the Inventions.

         Section 11.  Assistance in Litigation.
                      ------------------------

         (a) At all times during the Employment Period, and thereafter upon reasonable notice from the Board or the Chairman of Holdings you shall furnish such information and assistance to the Companies as any of them may reasonably require in connection with the actions entitled Irwin Albillo et. al. v.
                                                ------------------------
Intermodal Container Service, Inc. et. al.  (Case No. B0174508), and Paul
------------------------------------------                           ----
Cardoza, et al., vs. Air Rail Truck Service-Air Cargo, et al. (Case No. BC 153
------------------------------------------------------------------------------
522), as any such action may be amended, modified, restated or refiled, whether
------
by the plaintiffs Albillo, Cardoza or one or more other independent contractor drivers against one or more of the Companies and the Subsidiary asserting claims based on the facts alleged in the Albillo action or the Cardoza action cited
                                  -------               -------
above. Such information and assistance shall include, but not be limited to, appearing from time to time at the offices of the Companies or Companies' counsel for conferences and interviews and in general providing the officers of the Companies, the Companies and Companies' counsel with the full benefit of your knowledge with respect to such actions. The Companies shall pay or reimburse you for all reasonable out-of-pocket expense incurred by you in connection with your furnishing such information and assistance upon presentation of appropriate receipts or other documentation therefor.

         (b) At all times during the Employment Period, and thereafter upon reasonable notice from the Board or the Chairman and at the expense of the Companies (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the employ of any of the Companies or collecting payments pursuant to Section 7(b)), you shall furnish such information and assistance to the Companies as any of them may reasonably require in connection with any issue, claim or litigation in which any of the Companies may be involved (excluding the matters covered by Section 11(a) above). Such information and assistance shall include, but not be limited to, appearing from time to time at the offices of the Companies or Companies' counsel for conferences and interviews and in general providing the officers of the Companies, the Companies and Companies' counsel with the full benefit of your knowledge with respect to such issue, claim or litigation.

         Section 12.  Entire Agreement; Amendment and Waiver.  This Agreement
                      --------------------------------------
embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof in any way. Other than this Agreement, there are no other agreements continuing in effect relating to the subject matter hereof (except that the parties acknowledge the existence of the separate and independent provisions contained in Section.7.4 of the Purchase Agreement). No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

         Section 13.  Notices.  All notices or other communications pursuant to
                      -------
this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to any Company, to:

               PMT Holdings, Inc.
               3746 Mt. Diablo Boulevard, Suite 100
               Lafayette, CA 94549
               Attention:  Chairman of the Board
               Telecopier:  (510) 299-
               Telephone:   (510) 283-1938

               with a copy to:

               Eos Partners, L.P.
               320 Park Avenue
               22nd Floor
               New York, NY  10022
               Attention:  Douglas R. Korn
               Telecopier: (212) 832-5815
               Telephone:  (212) 832-5803
               if to you, to:

               Mr. Gary I. Goldfein
               229 N. Cliffwood Ave.
               Los Angeles, CA 90049
               Telephone:  (310) 471-2974
               Telecopier: (310) 471-7483

               with copies to:

               Manatt, Phelps & Phillips, LLP
               11355 W. Olympic Blvd.
               Los Angeles, CA 90064
               Attention:  Ronald S. Barak
               Telecopier: (310) 312-4224
               Telephone:  (310) 312-4000

               Mr. Allen E. Steiner
               1537 Amalfi Drive
               Pacific Palisades, CA 90272-2754
               Telephone:  (310) 459-3926
               Telecopier: (310) 459-8124

         Section 14.  Headings.  The section headings in this Agreement are for
                      --------
convenience only and shall not control or affect the meaning of any provision of this Agreement.

         Section 15.  Severability.  In the event that any provision of this
                      ------------
Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding
                                          --------  ------
effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 16.  Remedies.  You acknowledge and understand that the
                      --------
provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Companies irreparable harm. You further acknowledge that in the event of a breach of any of the covenants contained in paragraphs 8, 9, or 10, the Companies shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim.
All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

         Section 17.  Representation.
                      --------------

         (a) You hereby represent and warrant to Holdings that (i) the execution, delivery and performance of this Agreement by you and ICI and ICSI does not breach, violate or cause a default under any agreement, contract or instrument to which any of you, ICI or ICSI is a party or any judgment, order or decree to which any of you, ICI OR ICSI is subject, and (ii) none of you, ICI or ICSI is a party to or bound by any employment agreement, consulting agreement, noncompete agreement, confidentiality agreement or similar agreement regarding your employment or retention with or by any other person or entity.

         (b) Holdings hereby represents and warrants to you that the execution, delivery and performance of this Agreement by Holdings does not breach, violate or cause a default under any agreement, contract or instrument to which Holdings is a party or any judgment, order or decree to which Holdings is subject.

         Section 18.  Benefits of Agreement; Assignment.  The terms and
                      ---------------------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other parties hereto.

         Section 19.  Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 20.  Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         SECTION 21.  MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
                      ---------------------------
CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE

OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                              *     *     *     *

          If the above terms are satisfactory to you, please acknowledge our agreement by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.


                                        Very truly yours,

                                        PMT HOLDINGS, INC.

                                        By:_____________________
                                           Name:
                                           Title:

                                        INTERSTATE CONSOLIDATION, INC.

                                        By:_____________________
                                           Name:
                                           Title:


                                        INTERSTATE CONSOLIDATION SERVICE, INC.

                                        By:_____________________
                                           Name:
                                           Title:

Accepted and agreed to:

________________________
Gary I. Goldfein

                                 SCHEDULE 4(A)

                                     PART I
                                     ------

 . One German Luxury Company Car each including gasoline, repairs, maintenance, insurance, taxes, etc. (to be replaced not less often than once every three years after the date of acquisition of such vehicle)

 . Country Club Dues (approx. $475/mo.)

 . WPO\YPO Dues (approx. $5,000/yr.)

 . YPO Seminars

 . Membership in Trade and Business Organizations and airline and automobile club memberships

 . Misc. Business Tools including computer links, cell phones, car phones, etc.

 . Health Insurance

 . Disability Pay as per standard for employees with 25 years service

 . Sick Leave as per standard for employees with 25 years service

 . Vacation time as per standard for employees with 25 years Service


                                    PART II
                                    -------

The following are the employee benefits for senior executive officers of Holdings as of the date hereof:

Group Health Insurance
 Connecticut General Life Insurance Company - Policy 2233560-01
 Coverage:  standard group plan

Group Term Life Insurance
 Fortis Benefits Insurance Company - Policy 4009662
 Coverage:  $350,000

Additional Term Life Insurance
 CNA/Valley Forge Life Insurance
 Coverage: $700,000

Accidental Death and Dismemberment
 Fortis Benefits Insurance Company - Policy 4009662
 Coverage:  standard group plan

Short Term Disability
 Fortis Benefits Insurance Company - Policy 4009662
 Coverage:  standard group plan

Long Term Disability

 Fortis Benefits Insurance Company - Policy 4009662
 Coverage:  standard group plan

 Massachusetts Casualty Insurance Company
 Gerry Angeli - $6,200 per month
 Robert Cross - $4,750 per month

Group Dental Insurance
 Fortis Benefits Insurance Company - Policy 4009662
 Coverage:  standard group plan

Pacific Motor Transport 401(k) Plan
 Merrill Lynch
 Company matching contribution:  3% of first 100% if participant's contribution

Company Automobiles
 Gerry Angeli - Buick Park Avenue
 Bob Cross - Buick Park Avenue
 Don Orris - Car Allowance of $1,076 per month

                                 SCHEDULE 4(B)

                                OPERATING INCOME
                                ----------------

          For purposes of Section 4(b) of this Agreement, "Operating Income"
                                                           ----------------
means, for any calendar year, the earnings before interest expense and interest income, income taxes and amortization of goodwill and acquisition and financing fees of Holdings and its subsidiaries, determined on a consolidated basis and in accordance with generally accepted accounting principles consistently applied for the calendar year in question, as set forth on the audited consolidated statement of income of Holdings and its subsidiaries for the fiscal year in question; provided, however, that Operating Income shall (x) exclude management
          --------  -------
fees, transaction expenses, non-operating gains and losses as determined by the Board of Directors of Holdings and such other non-cash items as shall be determined by the Board of Directors of Holdings (provided that, with regard to recognition of income due to customer credit balances and the reversal of prior period accounts payable, such recognition will be made on a basis consistent with past practice as to amount and timing of such recognition) and (y) be determined after giving effect to any and all bonuses payable by Holdings and/or any of its subsidiaries to management or employees of Holdings and/or any of its subsidiaries hereunder or otherwise. In the event that Holdings and/or any of its subsidiaries consummate any mergers or acquisitions (whether of assets, stock or other interests) or other extraordinary transactions, the Board of Directors of Holdings shall in good faith make such adjustments to the targets set forth in Section 4(b) for Operating Income (as defined above) to take into account the effects of any such acquisition or other extraordinary transaction.

                           PACER INTERNATIONAL, INC.



                                 May 28, 1999



Gary I. Goldfein
229 N. Cliffwood Ave.
Los Angeles, CA 90049

          Re:  Amendment to Employment Agreement
               ---------------------------------

Dear Gary:

     Reference is made to the Employment Agreement, dated December 16, 1997, (the "Employment Agreement") between Pacific Motor Transport Company and you. This letter amendment (the "Letter Amendment") sets forth our agreement with respect to certain amendments to the Employment Agreement in connection with the merger (the "Merger") contemplated by the Agreement and Plan of Merger amongst Pacer International, Inc., a Delaware corporation, Mile High Acquisition Corp., a Delaware corporation ("Sub") and the shareholders of Pacer International, Inc., dated February 22, (the "Merger Agreement") for the purposes of assuring your continued employment with Pacer International, Inc., a Tennessee corporation, (the "Company") following the Merger and in order to assure Sub of the transfer of the goodwill of the Company pursuant to the Merger and to protect the trade secrets and other confidential information of the Company.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees with you as follows:

     1. The effectiveness of this Letter Agreement is contingent upon the closing of the Merger. In the event the Merger is not consummated, this Letter Agreement will be of no force or effect.

     2. Section 2 of the Employment Agreement is hereby deleted in its entirety and the following provision is hereby substituted therefor:

          Term. Unless sooner terminated in accordance with the applicable provisions of this Agreement, your employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the closing date of the Merger (the "Commencement Date") and initially ending on the second anniversary of the date hereof. Subject to the applicable provisions of

     Section 6 of this Agreement regarding earlier termination, the Employment Period shall be extended automatically on each anniversary of the Commencement Date, beginning with the first anniversary thereof for an additional period of one year.

     3. Section 9 of the Employment Agreement is hereby deleted in its entirety and the following provision is hereby substituted therefor:

          (a) You will not during the Employment Period and for the period of two years following date of your termination of employment with the Company or any of its subsidiaries for any reason (the "Noncompetition Period") (i)
                                                     -----------------------
     in any geographic area where the Company conducts business during the Noncompetition Period, engage or participate in directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend your name (or any part or variant thereof) to, any Competing Business (as defined in below); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company during the Noncompetition Period; (iii) solicit or employ any officer, director or agent of the Company to become an officer, director, or agent of you, your respective affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by it. Ownership by you for investment of less than 2% of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. You are entering into the foregoing covenant to assure Sub of the transfer of the goodwill of the Company, and in order to induce Sub to consummate the purchase contemplated by the Merger Agreement.

          (b) You will not at any time after the date hereof divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the business of the Company (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers); provided,
                                                                  --------
     however, that nothing herein shall prohibit you from complying with any
     -------
     order or decree of any court of competent jurisdiction or governmental entity or other requirements of law, but you will give the Company reasonably timely notice of the receipt of any such order or decree or legal requirement, and the foregoing provision shall not apply to (i) any information which is or becomes generally available to the public through no breach of this Agreement or (ii) is or becomes available to you on a non-confidential basis from a source who is not, to your knowledge, prohibited from disclosing the same by any legal or contractual obligation.

          (c) As used herein, the term "Competing Business" shall mean any transportation or other business that the Company or any of its affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States, Canada or Mexico including, without limitation, any business engaged in (i) intermodal marketing, (ii) flatbed specialized hauling services, (iii) less-then-truckload common carrier services, (iv) drayage, consolidation, deconsolidation or distribution services, (v) contract warehousing, freight handling or logistic services, (vi) comprehensive transportation management programs or services to third party customers, (vii) freight consolidation and deconsolidation, (viii) traffic management, and (ix) railroad signal project management.

     4. Section 7(b)(ii) of the Employment Agreement is hereby modified by deleting the reference to "December 31, 2000" and substituting therefor the language "end of the Employment Period."

     5. Notwithstanding anything in this Letter Agreement to the contrary, nothing herein shall affect the validity of any restrictive covenant you are bound to pursuant to the Stock Purchase Agreement among you, Allen E. Steiner, PMT Holdings, Inc., Interstate Consolidation, Inc., and Interstate Consolidation Service, Inc., dated as of December 16, 1997.

     Please acknowledge your agreement with this Letter Amendment by executing a counterpart of this Letter Agreement in the appropriate space and returning it to the Company.


                                         Very truly yours,

                                         PACER INTERNATIONAL, INC.



                                         by _____________________________



Acknowledged and Agreed to
this __ day of ________


________________________________
Gary I. Goldfein


                                       3